UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 9, 2023

AgeX Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-38519	82-1436829
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1101 Marina Village Parkway

Suite 201

Alameda, California 94501

(Address of principal executive offices)

(510) 671-8370

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	AGE	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in AgeX’s periodic reports filed with the Securities and Exchange Commission under the heading “Risk Factors” and other filings that AgeX may make with the SEC. Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change. Except as required by law, AgeX disclaims any intent or obligation to update these forward-looking statements.

References in this Report to “AgeX,” “we” or “us” refer to AgeX Therapeutics, Inc.

The description or discussion in this Form 8-K, of any contract or agreement is a summary only and is qualified in all respects by reference to the full text of the applicable contract or agreement.

Item 1.01 – Entry in Material Definitive Agreement.

On February 9, 2023, AgeX and Juvenescence Limited (“Juvenescence”) entered into an Amended and Restated Secured Convertible Promissory Note (the “Amended Note”) which amends and restates a February 14, 2022 Secured Convertible Promissory Note (the “Original Note”) and provides that AgeX may borrow up to an additional $2,000,000 from Juvenescence until May 9, 2023 subject to Juvenescence’s discretion to approve each loan draw. AgeX may not draw more than $1 million in any single draw. The Repayment Date on which the outstanding principal balance of the Amended Note will become due and payable shall be February 14, 2024, consistent with the terms of the Original Note.

The other material provisions of the Original Note, including but not limited to those pertaining to loan origination fees, default provisions, provisions governing the rights of AgeX and Juvenescence to convert the loan balance and any accrued but unpaid origination fees into shares of AgeX common stock, and provisions requiring AgeX to issue common stock purchase warrants to Juvenescence in connection with borrowings remain in effect and will apply to any draw down of the additional $2,000,000 credit available under the Amended Note.

AgeX’s obligations under the Amended Note, including with respect to any additional borrowings, will be secured by the security interests in AgeX assets granted to Juvenescence pursuant to a February 14, 2022 Security Agreement between AgeX and Juvenescence (the “Security Agreement”).

Reaffirmation and Amendment Agreement

In connection with the Amended Note, AgeX and Juvenescence entered into a Reaffirmation and Amendment Agreement (the “Reaffirmation Agreement”) pursuant to which AgeX reaffirmed its obligations under certain agreements between AgeX and Juvenescence that originally pertained to the Original Note, including but not limited to (i) the Security Agreement, (ii) a Registration Rights Agreement, as amended, and (iii) a Warrant Agreement. The Reaffirmation Agreement also amended the Warrant Agreement to provide that the Warrant Agreement also pertains to the Amended Note and any future amendment of the Original Note.

Incorporation of Exhibits by Reference

The descriptions or discussions of the Amended Note and Reaffirmation Agreement in this Form 8-K are summaries only and do not purport to be complete statements of the terms and conditions of those agreements or instruments, and each is qualified in all respects by reference to the full text of the applicable agreement or instrument filed as an Exhibit to this Report, which Exhibits are incorporated by reference into this Report.

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Item 9.01 - Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Secured Convertible Promissory Note, dated February 9, 2023, executed by AgeX Therapeutics, Inc. and Juvenescence Limited†
10.2	Reaffirmation Agreement, dated February 9, 2023, between AgeX Therapeutics, Inc. and Juvenescence Limited
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†Schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission or its staff upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGEX THERAPEUTICS, INC.

Date: February 10, 2023	By:	/s/ Andrea E. Park
Chief Financial Officer

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